Exhibit 99.2

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☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card	123456	C0123456789	12345

A	Issues	PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.
The Board of Directors recommends a vote FOR the following proposals.

		For	Against	Abstain			For	Against	Abstain

1.	Adopt the Merger Agreement.	☐	☐	☐	3.	Approve the issuance of shares of Valor common stock pursuant to the merger.	☐	☐	☐

PLEASE COMPLETE 2 OR 2A-2B, BUT NOT BOTH. If you wish to vote FOR or AGAINST, or to ABSTAIN with respect to, the proposal to approve the proposed amendment and restatement of the certificate of incorporation and bylaws of Valor Communications Group, Inc., in the forms attached to the proxy statement as Annex E and Annex F, respectively, in their entirety (including ALL proposed amendments to such organizational documents listed in sub-proposals 2A and 2B below and as described in the proxy statement), please do so by marking the appropriate box below and skip 2A and 2B below
THE APPROVAL OF EACH OF PROPOSAL NO. 1 RELATING TO THE ADOPTION OF THE MERGER AGREEMENT, PROPOSAL NO. 2 RELATING TO THE AMENDMENT AND RESTATEMENT OF VALOR’S ORGANIZATIONAL DOCUMENTS, AND EACH OF THE RELATED SUB-PROPOSALS INCLUDED IN PROPOSAL NO. 2, AND PROPOSAL NO. 3 RELATING TO THE ISSUANCE OF VALOR COMMON STOCK , IS A CONDITION TO THE COMPLETION OF THE PROPOSED MERGER OF VALOR AND SPINCO. IF YOU WISH TO APPROVE THE MERGER, YOU MUST APPROVE EACH OF PROPOSAL NO. 1, PROPOSAL NUMBER 2 (OR EACH OF THE RELATED SUB-PROPOSALS INCLUDED IN PROPOSAL NO. 2) AND PROPOSAL NO. 3.

		For	Against	Abstain

2.	To approve the amendment and restatement of Valor’s organizational documents pursuant to the merger:	☐	☐	☐

IF YOU MARK BOTH 2 AND ANY SUB-PROPOSAL UNDER 2A-2B BELOW, ONLY YOUR VOTE ON 2 WILL COUNT AS A VOTE ON PROPOSAL NO. 2 AND ON ALL SUB-PROPOSALS.
2A-2B. Sub-Proposals to Proposal No. 2. Alternatively, if you wish to vote separately FOR or AGAINST, or to ABSTAIN with respect to, each item listed in sub-proposals 2A and 2B below and as described in the proxy statement, please do so by marking the appropriate box for each sub-proposal below:

		For	Against	Abstain

2A.	To approve the increase in the authorized shares of Valor common stock from 200,000,000 to 2,000,000,000:	☐	☐	☐

		For	Against	Abstain

2B.	To implement a classified board of directors:	☐	☐	☐

A vote FOR both items 2A and 2B above constitutes a vote in favor of the amendment and restatement of the organizational documents of Valor Communications Group, Inc. in the forms attached to the proxy statement as Annexes E and F. A vote AGAINST any either item 2A or 2B above, or an ABSTAIN vote on either of the sub-proposals 2A and 2B above, will have the same effect as a vote against the merger.

		For	Against	Abstain

4.	Adopt and approve the 2006 Valor Equity Incentive Plan.	☐	☐	☐

5.	Elect Directors.

	For	Withhold		For	Withhold		For	Withhold

01 — John J. Mueller	☐	☐	05 — Norman W. Alpert	☐	☐	09 — M. Ann Padilla	☐	☐

02 — Anthony J. de Nicola	☐	☐	06 — Stephen B. Brodeur	☐	☐	10 — Federico Pena	☐	☐

03 — Kenneth R. Cole	☐	☐	07 — Michael Donovan	☐	☐	11 — Edward J. Heffernan	☐	☐

04 — Sanjay Swani	☐	☐	08 — Edward Lujan	☐	☐

		For	Against	Abstain			For	Against	Abstain

6.	Ratify Appointment of Independent Auditors.	☐	☐	☐	7.	Adjourn for the purpose of obtaining additional votes for the merger proposal.	☐	☐	☐

B	Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.
NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)
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Proxy — Valor Communications Group, Inc.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF THE COMPANY FOR ANNUAL MEETING 2006
The undersigned, a shareholder of Valor Communications Group, Inc., a Delaware corporation (the “Company”), acknowledges receipt of a copy of the Notice of Annual Meeting of Shareholders, the accompanying Proxy Statement and the Annual report to Shareholders for the fiscal year ended December 31, 2005, and, revoking any proxy previously given, hereby constitutes and appoints John J. Mueller and William M. Ojile, Jr., and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to vote the shares of Common Stock of the Company standing in the name of the undersigned at the Annual Meeting of Shareholders of the Company to be held at                      on                      at 10:00 a.m., local time, and at any adjournment thereof, on all matters coming before said meeting.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREBY BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3, FOR PROPOSAL 4, FOR PROPOSAL 5, FOR PROPOSAL 6, AND FOR PROPOSAL 7. IF ANY NOMINEE BECOMES UNAVAILABLE FOR ANY REASON, THE PERSONS NAMED AS PROXIES SHALL VOTE FOR THE ELECTION OF SUCH OTHER PERSON AS THE BOARD OF DIRECTORS MAY PROPOSE TO REPLACE SUCH NOMINEE.

Telephone and Internet Voting Instructions
You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

•	Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.	•	Go to the following web site: WWW.COMPUTERSHARE.COM/EXPRESSVOTE

•	Follow the simple instructions	•	Enter provided by the recorded message. simple instructions.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.
Proxies submitted by telephone or the Internet must be received by 1:00 a.m., Central Time, on XXXXXX XX, 200X.
THANK YOU FOR VOTING